PART 1: APPLICATION FOR LIFE INSURANCE TO:
                      THE EQUITABLE OF COLORADO, INC. (EOC)
          Home Office: 370 17th Street, Suite 4950
                       Denver, Colorado 80202

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1. PROPOSED INSURED (Print Name as it is to appear on the policy) Please print in ink.
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
A. Title:  |_| Mr.  |_| Mrs.  |_| Ms.  |_| Miss  |_| Other Title|_|_|_|_|
B. Name:
First |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_| Last |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
C. Date of Birth  Mo. |_|_|  Day |_|_|  Yr. |_|_|_|_|  D. Age Nearest Birthday |_|_|  E. Sex  |_| M  |_| F
F. Place of Birth:________________________________________
G. Soc. Sec. No. |_|_|_|_|_|_|_|_|_|  H. Previous/Other Name(If Applicable) _________________________
I. U.S.Citizen?  |_| Yes  |_| No  If No, Country ____________________________________________________
J. Current Occupation(s): (1) Title:____________ (2) Duties:_________________ (3) How Long? ____________
   If less than 1 year at current occupation, give previous in Special Instructions.
K. Residence/Care of: |C|/|O|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Years There? |_|_|
   Current   No.& Street |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Apt/Suite/Bldg. # |_|_|_|_|_|
             City/Municipality |_|_|_|_|_|_| County/Parish |_|_|_|_|_|_|_|_|_|_| State: |_|_|  Zip + 4 Code: |_|_|_|_|_|-|_|_|_|_|
   Previous  No.& Street ___________________________  City _____________ State: _____  Zip + 4 Code: _____________________
   (If less than 2 years at current)
L. Tel.: (1) Home     |_|_|_| |_|_|_| |_|_|_|_|  (2) Business |_|_|_| |_|_|_| |_|_|_|_|  M. Currently employed?  |_| Yes  |_| No
   |_| Retired
N. Employer Name:______________________________  O. Years Employed:_____________
P. Employer Address:  No.& Street ___________________________  City _____________ State: _____  Zip + 4 Code: _____________________

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


2. APPLICANT (If not Proposed Insured)

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
A. Name:
First |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Last |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
B. Relationship to Proposed Insured _________________________ C. Date of Birth  Mo. |_|_|  Day |_|_|  Yr. |_|_|_|_|
D. Sex  |_| M  |_| F
E. Place of Birth: ____________________  F. Current Occupation(s): (1) Title: _____________________________________
   (2) Duties:______________________________
   If less than 1 year at current occupation, give previous in Special Instructions.
G. Address: Same as-- |_| Question 1.k. Residence or  |_| Question 1.p. Business
    Other:
Residence:  No. & Street |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Apt/Suite/Bldg.: |_|_|_|_|_|
            City: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
            State: |_|_|   Zip + 4 Code: |_|_|_|_|_|-|_|_|_|_|
Business:   No.& Street ___________________________  City _____________ State: _____  Zip + 4 Code: _____________________

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

3. POLICYOWNER

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
A. THE OWNER IS: (1) |_| Proposed Insured  (2) |_| Applicant
   (3) |_| OTHER:  (A) |_| Individual  (B) |_| Corporation  (C) |_| Partnership  (D) |_| Trust Dated  Mo. |_|_| Day |_|_|
       Yr. |_|_|_|_|  (E) |_| Qualified Plan
       (F) Name of Person
       First |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle |_|_|_|_|_|_|_|_|_|_|_|_|  Last |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
       Name of firm or plan |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
       (G) If an individual, indicate:  |_| Mr.  |_| Mrs. |_| Ms. |_| Miss  |_| Other Title |_|_|_|_|
       (H) Relationship to Insured _____________
B. OWNER'S MAILING ADDRESS:  Same as--  |_| Current Residence (1.k.) or |_| Applicant's Residence (2.g.)
     Other:
   Care of:|C|/|O|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
           No. & Street |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|   Apt/Suite/Bldg. |_|_|_|_|_|
           City/Municipality |_|_|_|_|_|_|_|_|  County/Parish |_|_|_|_|_|_|_|_|_|  State: |_|_|  Zip + 4 Code: |_|_|_|_|_|-|_|_|_|_|
C. Answer if Policyowner is not Proposed Insured:  (1) Soc. Sec. or Tax I.D. Number |_|_|_|_|_|_|_|_|_|
   (2) DATE OF BIRTH:  |_| Same as 2.c. or Mo. |_|_|  Day |_|_|  Yr. |_|_|_|_| (3) TEL.: |_|_|_| |_|_|_| |_|_|_|_|
D. SUCCESSOR OWNER (if desired) Give full name ____________________ and Relationship to Insured _____________________________
If the Owner or Successor Owner is other than the Proposed Insured, and if all persons so designated die before the Proposed
Insured, the Owner will be the estate of the last such person to die, except where the Proposed Insured is a child. In cases where the Proposed Insured is a child and the Applicant is to be the Owner or Successor Owner and the Applicant dies before the insured child, the child will be the Owner unless otherwise designated. In such designation, include Owner's full name and relationship to the child, and the Owner's social security or tax number.

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

4. BENEFICIARY FOR INSURANCE ON PROPOSED INSURED. Include Full Name and Relationship to Proposed Insured.

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
A. Primary Beneficiary(ies):
   (1) Name(s):___________________ Relationship: ______________ (2) Name(s):__________________ Relationship: ___________________
B. Contingent Beneficiary(ies):
   (1) Name(s):___________________ Relationship: ______________ (2) Name(s):__________________ Relationship: ___________________
NOTE: Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured in equal shares. If none survive, payment will be made to the Insured's estate. The Beneficiary(ies) under any Term Insurance Rider on any Additional Insured or on a Child will be as stated in those riders, unless otherwise designated in Special Instructions. In any such designation, give full name and relationship of beneficiary(ies) to the Insured.
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

EOC-------------                                                     NO. A130003
                                                                               1

5.   PLAN DESCRIPTION AND PREMIUM PAYMENT METHOD
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A.   Plan ____________________________________________________

B.   Initial Face Amount  $___________________________________

C. If Modified Premium VLI (Complete only if more than Scheduled Premium. If Billed Premium specified is less than Scheduled Premium, we automatically bill the Scheduled Premium.)
     Billed Premium $__________________________________________

D. If Flexible Premium VLI: (a.) Initial Premium Payment $____________________ (b.) Planned Periodic Payments $______________________

E.   Death Benefit Option: |_| Option A |_| Option B (B-Plus for Flex. Prem.-IL
     2000)

F. Premium Mode: |_| Annual |_| Semi-Annual |_| Quarterly |_| System-Matic (Complete S-M form)

G.   |_| Salary Allotment (1) Unit Name_________  (2)  Register Date ___/___/___

     (3)  Unit/Sub Unit No. |_|_|_|_|_|_|_|_|_|   (4)  Payroll No. _____________

     (5)  Allotor's Name _____________________    (6)  Allotor's No. ___________
          (if other than Proposed Insured)

     H.   |_| Military Allotment: Branch _____________ Register Date ___/___/___

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                        QESTION 5 CONTINUES ON NEXT PAGE
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EV4-200Y (5/97)                                                                2

5. CONTINUED

5.i. INITIAL ALLOCATIONS TO INVESTMENT OPTIONS*

                                                    (WHOLE PERCENTAGES ONLY)
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                                             For Premiums        For Deductions
GUARANTEED INTEREST ACCOUNT                            %                   %

HUDSON RIVER TRUST
Alliance Aggressive Stock                              %                   %
Alliance Balanced                                      %                   %
Alliance Common Stock                                  %                   %
Alliance Conservative Investors                        %                   %
Alliance Equity Index                                  %                   %
Alliance Global                                        %                   %
Alliance Growth & Income                               %                   %
Alliance Growth Investors                              %                   %
Alliance High Yield                                    %                   %
Alliance Intermediate Government Securities            %                   %
Alliance International                                 %                   %
Alliance Money Market                                  %                   %
Alliance Quality Bond                                  %                   %
Alliance Small Cap Growth                              %                   %
                                                       %                   %
                                                       %                   %

EQ ADVISORS TRUST

EQ/Putnam Balanced                                     %                   %
EQ/Putnam Growth & Income Value                        %                   %
Merrill Lynch Basic Value Equity                       %                   %
Merrill Lynch World Strategy                           %                   %
MFS Emerging Growth Companies                          %                   %
MFS Research                                           %                   %
Morgan Stanley Emerging Markets Equity                 %                   %
T. Rowe Price Equity Income                            %                   %
T. Rowe Price International Stock                      %                   %
Warburg Pincus Small Company Value                     %                   %
                                                       %                   %
                                                       %                   %
TOTAL                                               100%                100%

* For Flexible Premium Variable Life Policies Only - For these policies your Policy Account will be allocated according to these percentages on the first business day 20 days after the date of issue of your policy. Before that time, all Policy Account allocations (except to Guaranteed Interest) will be to the Money Market Division. Consult the prospectus for investment option information.

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6. OPTIONAL BENEFITS
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A.   |_| Accidental Death Benefit* (specify amount) $______________________

B.   |_| Disability Premium Waiver* (Modified Premium VLI only)

C.   |_| Disability - Waiver Monthly Deductions* (Flex Prem-IL 2000 only)

* JUVENILE LIMITATIONS: If applied for, the Accidental Death Benefit is payable only if the Child dies as a result of an accident after the Child's first birthday; the Disability Waiver Benefits are effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

D.   |_| Designated Insured Option (Flex Prem/IL 2000 only)**

E.   Other __________________________________________________

SURVIVORSHIP VLI RIDERS

F.   |_| Option to Split Upon Divorce

G.   |_| Estate Protector

TERM RIDERS

H.   |_| Renewable Term:
     (1)  On Insured $____________ (2) On Add'l Insured** $______________
          (Available on Modified Premium VLI only)

I.   |_| Children's Term** $_____________ Units _______________

** If coverage is elected be sure to complete applicable parts of Question 8, and answer Questions 10 through 16 with respect to the Additional, Designated Insured(s) and/or Children for Term Insurance Rider.

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7. COMPLETE FOR PROPOSED ADDITIONAL OR DESIGNATED INSURED(S), CHILDREN'S TERM
RIDER OR JUVENILE INSURANCE
Also answer Questions 10 through 16 with respect to Proposed Additional or Designated Insured(s) and/or Children under Children's Term Rider.

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
A. Title:  |_| Mr.  |_| Mrs.  |_|Ms.  |_| Miss  |_| Other Title |_|_|_|_|
B. Proposed Add'l Insured:
First |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle |_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr. |_|_|_|_|   Age Nearest Birthday |_|_|  Sex  |_| M  |_| F   Place of Birth: _________________
   Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
Previous/Other Name (If Applicable)  __________________ Relationship of Owner to Add'l Insured: _________________
State of Residence: _________________
Current Occupation(s): (1) Title: ________________  (2) Duties: ______________________  (3) How Long? _____________
If less than 1 year at current occupation, give previous in Special Instructions.
C. Proposed Designated Insured (to add others, submit form 180-333D or successor):
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|  Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr. |_|_|_|_|  Age Nearest Birthday |_|_|  Sex  |_| M  |_| F   Place of Birth: __________________
   Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
Previous/Other Name (If Applicable)  __________________ Relationship of Owner to Designated Insured: _________________
State of Residence: _________________
Current Occupation(s): (1) Title: ________________  (2) Duties: ______________________  (3) How Long? _____________
If less than 1 year at current occupation, give previous in Special Instructions.
D. Children for Term Insurance Rider (Use Special Instructions if more space is needed.)*
First  |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle  |_|_|_|_|_|_|_|_|_|_|_|_|_|  Last  |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr. |_|_| Sex  M |_|  F |_|   Relationship to Owner: ___________________________________
First  |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle  |_|_|_|_|_|_|_|_|_|_|_|_|_|  Last  |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr. |_|_| Sex  M |_|  F |_|  Relationship to Owner: ___________________________________
First  |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle  |_|_|_|_|_|_|_|_|_|_|_|_|_|  Last  |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr. |_|_| Sex  M |_|  F |_|  Relationship to Owner: ___________________________________
*NOTE: To be eligible, children (including stepchildren and legally adopted children) must not have reached their 18th birthday.
Coverage does not begin until a child is 15 days old.
E. For Juvenile Insurance (Ages 0-14): (1) Will there be more life insurance in effect on this Child than on any other child in the
   family?  |_| Yes |_| No
   If "Yes", explain _________________________ (2) Total Life Insurance in effect on Applicant:  $ _________________

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
8. OPAI. COMPLETE IF EXERCISING OPTION TO PURCHASE ADDITIONAL INSURANCE

--------------------------------------------------------------------------------
A.   (1) |_| Regular; (2) |_| Birth or Adoption; Child's Name ____________;
         Date of Birth or Adoption |_|_|/|_|_|/|_|_|; (3)  |_| Alternate

B.   Existing original policy no. ____________ C. Option Date |_|_|/|_|_|/|_|_|
     D. Option Amount $________________

E. If applying for Disability Premium Waiver, is Proposed Insured now totally disabled as defined in the Disability Premium Waiver Provision of the
     original policy indicated above in b.?..................... |_| Yes |_| No

This application is made under a provision in the existing policy indicated in 8.b. above, permitting the purchase of additional individual life insurance (the "Option Provision"). If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the additional insurance, then the additional insurance shall take effect upon the terms of the policy the Insurer would issue. Otherwise, the additional insurance shall not take effect. (Answer Questions 10 through 16 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision.)

                        PLEASE DO NOT WRITE ON THIS PAGE

9. SUITABILITY (All VLI Plans)

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
A. Have you, the Proposed Insured or the Owner, if other than the Proposed Insured, received:
   (1) a prospectus for the policy(ies) applied for?...............................................................|_| Yes  |_| No
       Date of prospectus |_||_|/|_|_|/|_|_|.  Date of any supplement(s) |_||_|/|_|_|/|_|_|; |_||_|/|_|_|/|_|_|; |_||_|/|_|_|/|_|_|.
   (2) a prospectus for the Hudson River Trust? ...................................................................|_| Yes  |_| No
       Date of prospectus |_||_|/|_|_|/|_|_|.  Date of any supplement(s) |_||_|/|_|_|/|_|_|; |_||_|/|_|_|/|_|_|; |_||_|/|_|_|/|_|_|.
   (3) a prospectus for the designated investment company(ies) ________________?  .................................|_| Yes  |_| No
       Date of prospectus |_||_|/|_|_|/|_|_|.  Date of any supplement(s) |_||_|/|_|_|/|_|_|; |_||_|/|_|_|/|_|_|; |_||_|/|_|_|/|_|_|.
B. Do you understand that (i) policy values reflect certain deductions and charges and may increase or decrease depending on credited interest for Guaranteed Interest Division and/or the investment experience of Separate Account Divisions and (ii) the
   cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ...|_| Yes |_| No
C. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated
   financial needs? ..................................................................................................|_| Yes |_| No

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


OTHER INFORMATION For any "Yes" response, provide full details.

--------------------------------------------------------------------------------

HAS ANY PERSON PROPOSED FOR INSURANCE:

10. A. Ever had a driver's license suspended or revoked, or within the last 3 years been convicted of 2 or more moving violations or driving under the
     influence of alcohol or drugs?  ........................... |_| Yes |_| No
     (If "Yes", include dates, types of violation, and reason for suspension or revocation.)

B.   Any plans to travel or reside outside the United
     States? ................................................... |_| Yes |_| No

C.   Any other life insurance now in effect or application
     now pending? .............................................. |_| Yes |_| No
     (Give companies and amounts and policy numbers if Equitable.)

D.   Been disabled for 2 or more weeks within the last 2
     years?..................................................... |_| Yes |_| No

11.  A. In the last year flown other than as a passenger or plan
     to do so? ................................................. |_| Yes |_| No
     If "Yes", enter total flying time at present _________ hours; last 12 mos. _________ hours; next 12 mos. _________est. hours. (Complete Aviation Supplement for crop dusting; pilot instruction; or commercial, competitive, helicopter, military, stunt or test flying.)

B. Engaged within the last year or any plan to engage in motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft? (If "Yes", complete Avocation
     Supplement.) .............................................. |_| Yes |_| No

C.   Ever had an application for life or health insurance that was declined,
     required an extra premium or other modification? .......... |_| Yes |_| No
     (If "Yes", state companies and provide full details.)

D.   Replaced or changed any existing insurance or annuity (or any plan to do
     so) assuming the insurance applied for will be issued? .... |_| Yes |_| No
     (If "Yes", state companies, plans and amounts.)


--------------------------------------------------------------------------------
ANSWER QUESTIONS 12-16 ONLY IF NON-MEDICAL
--------------------------------------------------------------------------------

12.  A. Proposed Insured: Hgt. ____Ft. ____In.; Wgt. ____lbs.

     B.   Additional Insured: Hgt. ____Ft. ____In.; Wgt. ____lbs.

     C.   Designated Insured: Hgt. ____Ft. ____In.; Wgt. ____lbs.


HAS ANY PERSON PROPOSED FOR INSURANCE:

13.  A.   Ever had or been treated for heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory or
          neurological disorder? ............................... |_| Yes |_| No

     B.   In the last 5 years, consulted a physician, or been examined or
          treated at a hospital or other medical facility? ..... |_| Yes |_| No
          (Include medical check-ups in the last 2 years. Do not include colds, minor injuries or normal pregnancy.)

14.  In the last 12 months: A. Smoked cigarettes? .............. |_| Yes |_| No
                            B. Used any other form of
                               tobacco? ........................ |_| Yes |_| No

15.  In the last 10 years:

     A. Used, except as legally prescribed by a physician, tranquilizers; barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood-altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled
          substances? .......................................... |_| Yes |_| No

     B. Received counseling or treatment regarding the use of alcohol or drugs including attendance at meetings or membership in any self-help group or program such as Alcoholics Anonymous or Narcotics
          Anonymous? ........................................... |_| Yes |_| No

16. In the last 10 years, been:

     A. Diagnosed by a member of the medical profession as having Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex
          (ARC)? ............................................... |_| Yes |_| No

     B.   Treated by a member of the medical profession for AIDS
          or ARC? .............................................. |_| Yes |_| No

--------------------------------------------------------------------------------
17. DETAILS/SPECIAL INSTRUCTIONS/ADDITIONAL INFORMATION For each "Yes" answer give Question Number, name of person(s) affected, and full details. For 13-16 include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
QUES. NO.                NAME OF PERSON        DETAILS (Attach additional sheets
                                                       if more space needed)
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                                                                               6

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18.  COMPLETE IF MONEY IS PAID OR AN APPROVED PAYMENT AUTHORIZATION IS SIGNED
     BEFORE THE POLICY IS DELIVERED:

     Have the undersigned read and do they agree to the conditions of EOC's Temporary Insurance Agreement, including: (i) the requirement that all of the conditions in that Agreement must be met before any temporary insurance takes effect, and (ii) the $500,000 insurance amount limitation? |_| Yes |_| No (If "No," or if any Person Proposed for Insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer, a stroke, or a heart attack within the last year, a premium may not be paid nor an approved payment authorization signed before the policy is delivered.)

     |_| AMOUNT PAID: $_________. (Draw checks to the order of Equitable.)

     |_| APPROVED PAYMENT AUTHORIZATION SIGNED.

19. SOCIAL SECURITY OR TAX I.D. NUMBER CERTIFICATION. I, the proposed policyowner, by my signature below, certify under penalties of perjury that
     (i) the number shown in question 3.c.(1) or 1.g. of this form is my correct taxpayer identification number, and (ii) I |_| am |_| am not subject to a backup withholding order issued by the Internal Revenue Service. I understand that failure to furnish the correct information may subject me to Federal backup withholding.

--------------------------------------------------------------------------------

AGREEMENT. Each signer of this application agrees that:

(1). The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. EOC may rely on them in acting on this application.

(2). EOC's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect if money is paid or an approved payment authorization is signed, before the policy is delivered. Temporary Insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

(3). Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved payment authorization is signed, while the person(s) proposed for insurance is (are) living; (b) before any Register Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid or an approved payment authorization is signed.

(4). No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of EOC's rights or requirements. EOC shall not be bound by any information unless it is stated in Application Part 1 or Part 2.

(5). POLICY VALUES INCREASE OR DECREASE DEPENDING ON CREDITED INTEREST FOR THE GUARANTEED INTEREST DIVISION AND/OR INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT DIVISIONS AND REFLECT CERTAIN DEDUCTIONS AND CHARGES. THE DEATH BENEFIT MAY BE FIXED OR VARIABLE UNDER SPECIFIED CONDITIONS, AS DESCRIBED IN THE POLICY.

--------------------------------------------------------------------------------
VLI Notice: Available on request are illustrations of benefits, including death benefits, policy values and cash surrender values.
--------------------------------------------------------------------------------

                       ACKNOWLEDGEMENT AND AUTHORIZATIONS

UNDERWRITING PRACTICES. I (We) have received a statement of the underwriting practices of EOC which describes how and why EOC obtains information on my insurability, to whom such information may be reported and how I may obtain it. The statement also contains the notice required by the Fair Credit Reporting Act.

AUTHORIZATIONS.

TO OBTAIN MEDICAL INFORMATION. I (we) authorize any physician, hospital, medical practitioner or other facility, insurance company, and the Medical Information Bureau to release to EOC and its legal representative any and all information they may have about any diagnosis, treatment and prognosis regarding my physical or mental condition.

TO OBTAIN NON-MEDICAL INFORMATION. I (we) authorize any employer, business associate, government unit, financial institution, Consumer Reporting Agency, and the Medical Information Bureau to release to EOC and its legal representative any information they may have about my occupation, avocations, finances, driving record, character and general reputation. I (we) authorize EOC to obtain investigative consumer reports, as appropriate.

TO USE AND DISCLOSE INFORMATION. I (we) understand that the information that I
(we) authorize EOC to obtain will be used by EOC to help determine my insurability or my eligibility for benefits under an existing policy. I (we) authorize EOC to release information about my insurability to its reinsurers, contractors and affiliates, my (our) EOC Agent, and to the Medical Information Bureau, all as described in the statement of EOC's underwriting practices or to other persons or businesses performing business or legal services in connection with my application or claim of eligibility for benefits, or as may be otherwise lawfully required, or as I (we) may further authorize. I (we) understand that I
(we) have the right to learn the contents of any report of information (generally, through my physician, in the case of medical information).

COPY OF AUTHORIZATIONS. I (we) have a right to ask for and receive a true copy of this Acknowledgement and Authorizations signed by me (us). I (we) agree that a reproduced copy will be as valid as the original.

DURATION. I (we) agree that these authorizations will be valid for 12 months from the date shown below.


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Laws in your state may make it a crime to fill out an insurance or annuity application with information you know is false or to leave out material facts.
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Dated at City __________________________________________________________________

State __________________________________________________________________________

on ______________________________________________  19 ____

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Signature of Agent (Registered Representative)


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X_______________________________________________________________________________
Signature of Proposed Insured or Applicant if Proposed Insured is a Child, Issue Age 0-14.

X_______________________________________________________________________________
Signature of Proposed Additional Insured, if any.

X_______________________________________________________________________________
Signature of Applicant if not Proposed Insured or Owner.

X_______________________________________________________________________________
Signature of Owner if not Proposed Insured or Applicant. (If a corporation, show firm's name and signature of authorized officer.)


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